Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 15, 2010, with respect to the financial statements and supplemental schedules in the Annual Report of the Resource America, Inc.  Investment Savings Plan on Form 11-K for the year ended December 31, 2009.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Resource America, Inc. on Form S-8 (File No. 333-158557, effective April 13, 2009).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
October 15, 2010